Private and Confidential	Exhibit 10.2

DATED 8 April 2015

LIMESTONE SHIPPING CORPORATION

as Borrower

-and-

ABN AMRO BANK N.V.

as Lender

-and-

ABN AMRO BANK N.V.

as Agent and Security Trustee

FIRST SUPPLEMENTAL AGREEMENT

in respect of

a loan facility of up to USD56,000,000

INCE & CO

PIRAEUS

Index

Clause		Page No
1	INTERPRETATION	1

2	AGREEMENT OF THE LENDERS	2

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS	3

6	FURTHER ASSURANCES	4

7	EXPENSES	5

8	NOTICES	5

9	SUPPLEMENTAL	5

10	LAW AND JURISDICTION	5

THIS SUPPLEMENTAL AGREEMENT dated 8 April 2015 and made

BETWEEN:

(1)	LIMESTONE SHIPPING CORPORATION being a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, whose registered address is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH969690, as Borrower;

(2)	ABN AMRO BANK N.V. as Lender;

(3)	ABN AMRO BANK N.V. as Agent; and

(4)	ABN AMRO BANK N.V. as Security Trustee.

BACKGROUND

(A)	By a Loan Agreement dated 22 September 2014 (the “Loan Agreement”) and made originally between (i) the Borrower and Fairy Shipping Corporation (“Fairy” and, together with the Borrower, the “Parties”), (ii) the Lenders, (iii) the Agent and (iv) the Security Trustee, the Lenders made available to the Parties a loan facility of originally up to USD56,000,000, upon the terms and for the purposes therein specified.

(B)	The Borrower has requested that the Lenders amend certain terms of the Loan Agreement.

(C)	This Agreement sets out the terms and conditions on which the Lenders agree, with effect on and from the Effective Date, at the request of the Borrower, to make such amendments to the Loan Agreement (as set out in Clause 5.1 below).

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the Banking Day (or such earlier date as the Lenders may agree) on which all the conditions precedent referred to in Clause 3.1 have been fulfilled by the Borrower;

“Loan Agreement” means the Loan Agreement dated 22 September 2014 referred to in Recital (A); and

“Mortgage Addendum” means, an addendum to the Mortgage over Vessel B, in such form as the Agent and the Majority Lenders may require in their sole discretion.

1.3	Application of construction and Interpretation provisions of Loan Agreement. Clauses 1.2, 1.3, 1.4, 1.5 and 1.6 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDERS

2.1	Agreement. The Lenders agree to make the amendments to the Loan Agreement set out in Clause 5.1, on condition that the Agent, or its authorised representative, has received the documents and evidence specified in Clause 3.1 in form and substance satisfactory to the Agent.

3	CONDITIONS PRECEDENT

3.1	Conditions precedent. The conditions referred to in Clause 2.1 are that the Agent, or its authorised representative, shall have received the following documents:

(a)	Corporate documents

Certified copies of all documents which evidence or relate to the constitution of the Borrower and its current corporate existence;

(b)	Corporate authorities

(i)	Certified copies of resolutions of the directors of the Borrower approving this Agreement and the Mortgage Addendum and authorising the execution and delivery hereof and performance of the Borrower’s obligations hereunder, additionally certified by an officer of the Borrower as having been adopted by the directors of the Borrower and not having been amended, modified or revoked and being in full force and effect; and

(ii)	originals of powers of attorney issued by the Borrower pursuant to such resolutions;

(c)	Certificate of incumbency

a list of directors and officers of the Borrower specifying the names and positions of such persons, certified by an officer of the Borrower to be true, complete and up to date;

(d)	Mortgage Addendum

evidence that the Mortgage Addendum has been duly executed and delivered, together with evidence that the Mortgage Addendum has been registered against Vessel B in accordance with the laws of the Marshall Islands;

(e)	Laws of Marshall Islands: opinion

an opinion of Reeder & Simpson, special legal advisers to the Lenders on the laws of the Marshall Islands;

(f)	Endorsement

the endorsement at the end of this Agreement signed by each Security Party (other than the Borrower);

(g)	Agent for service of process

documentary evidence that the agent for service of process named in Clause 20.2.1 of the Loan Agreement has accepted its appointment in relation to this Agreement;

(h)	Rescheduling Fee

the rescheduling fee referred to in clause 7.1 of this Agreement; and

(i)	Further opinions, etc.

any further opinions, consents, agreements and documents in connection with this Agreement and the Security Documents which the Agent may request by notice to the Borrower prior to the Effective Date.

3.2	Waiver of conditions precedent. If the Lenders, at their discretion, agree to amend the Loan Agreement before certain of the conditions referred to in Clause 3.1 are satisfied, the Borrower shall ensure that those conditions are satisfied as soon as the Agent requests after the amendment.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to each Lender that the representations and warranties in Clause 7 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	The Borrower hereby irrevocably and unconditionally confirms that:

(a)	notwithstanding the release and discharge of Fairy from its obligations and liabilities under (i) the Loan Agreement and (ii) any other Security Document executed by Fairy pursuant to the Loan Agreement, pursuant to a deed of release dated 30 March 2015, none of its obligations or liabilities under the Loan Agreement have been released or discharged thereby; and

(b)	the Security Documents including the Loan Agreement to which the Borrower is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and shall, without limitation, secure the Loan and each of those documents shall continue in full force and effect in accordance with its terms, save for the release of Fairy aforesaid.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by adding in Clause 1.2 thereof the definition of “Mortgage Addendum” from Clause 1.2 of this Agreement and construing the definition of “Mortgage” in Clause 1.2 thereof to mean the same, as amended by the Mortgage Addendum;

(b)	by deleting Clause 4.1.1 thereof and replacing it with:

“4.1.1 Subject as otherwise provided in this Agreement, the Borrower must repay the Loan outstanding as at 8 April 2015 in the amount of $32,625,000 by:

(a)	nineteen (19) consecutive quarterly instalments, the first thirteen (13) instalments in the amount of USD1,066,964 each, the next instalment in the amount of USD1,066,968 and the next five (5) instalments in the amount of USD687,500 each, the first instalment falling due on 29 April 2015 and each subsequent instalment falling due on a Repayment Date; and

(b)	a balloon instalment of USD14,250,000 payable together with the final instalment on 29 October 2019.”

(c)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Security Documents. With effect on and from the date hereof each of the Security Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each of the Security Documents to the Loan Agreement and any of the other Security Documents shall be construed as if the same referred to the Loan Agreement and those Security Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Security Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Security Documents as amended and supplemented by this Agreement.

5.3	Security Documents to remain in full force and effect. The Security Documents shall remain in full force and effect as amended and supplemented by such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s obligation to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:

(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Encumbrance or right of any kind which the Lenders intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Agent may specify the terms of any document to be executed by the Borrower or any other party under Clause 3.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect the interests of the Lenders.

6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 4.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as the Borrower or any other party deliver to the Agent any document executed under Clause 3.1(a), the Borrower or such other party shall also deliver to the Agent a certificate signed by an officer which shall:

(a)	set out the text of a resolution of the Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Agent; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s constitutional documents.

7	EXPENSES

7.1	Rescheduling Fee. The Borrower shall pay to the Agent a rescheduling fee of $100,000 on the date of this Agreement.

7.2	Expenses. The provisions of Clause 5 (Fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES

8.1	General. The provisions of Clause 17 (Notices and other matters) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Incorporation of the Loan Agreement provisions. The provisions of Clause 19 (Governing law) and Clause (20) (Jurisdiction) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

BORROWER

SIGNED by Peter Kallifidas	)
as Attorney-in-Fact for and on behalf of	)	/s/ Peter Kallifidas
LIMESTONE SHIPPING CORPORATION	)

LENDER

SIGNED by Robin Parry	)
for and on behalf of	)	/s/ Robin Parry
ABN AMRO BANK N.V.	)

AGENT

SIGNED by Robin Parry	)
for and on behalf of	)	/s/ Robin Parry
ABN AMRO BANK N.V.	)

SECURITY TRUSTEE

SIGNED by Robin Parry	)
for and on behalf of	)	/s/ Robin Parry
ABN AMRO BANK N.V.	)

Witness to all the above signatures	)
Name:	)
Address:	)	/s/ Victoria Liaou
47-49 Akti Miaouli	)
Piraeus, Greece	)

COUNTERSIGNED this 8th day of April 2015 by the following parties which, by their execution hereof confirm and acknowledge that they have read and understood the terms and conditions of the above First Supplemental Agreement, that they agree in all respects to the same and that the Security Documents to which they are respectively a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement, as amended by the above First Supplemental Agreement, and they hereby reaffirm the Security Documents to which they are respectively a party as the same is amended by the above First Supplemental Agreement.

/s/ George Achniotis
George Achniotis, Director for and on behalf of
NAVIOS MARITIME PARTNERS LP

/s/ Vasiliki Papaefthymiou
Vasiliki Papaefthymiou, Director-Secretary for and on behalf of
NAVIOS MARITIME OPERATING L.L.C.

/s/ Vasiliki Papaefthymiou
Vasiliki Papaefthymiou, Director-Secretary for and on behalf of
NAVIOS SHIPMANAGEMENT INC.